Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:	Brad Cohen Integrated Corporate Relations, Inc. 330/463-6865 http://www.joann.com

JO-ANN STORES ANNOUNCES JANUARY & FISCAL YEAR 2006 SALES RESULTS

HUDSON, OH – February 2, 2006 – Jo-Ann Stores, Inc. (NYSE:JAS), the leading national fabric and craft retailer, reported today that January net sales increased 1.0% to $137.2 million versus $135.8 million in the same period last year. January same-store sales decreased 3.2% compared to a same-store sales increase of 6.6% last year.

For the fourth quarter, net sales increased 2.2% to $600.9 million from $588.2 million in the prior year. Same-store sales decreased 3.0% for the quarter, versus a same-store sales increase of 4.3% in the fourth quarter of last year.

Net sales for the fiscal year ended January 28, 2006 increased 3.8% to $1.880 billion from $1.812 billion in the prior year. Fiscal year 2006 same-store sales decreased 0.8% versus a same-store sales increase of 3.2% in the prior year.

Year-end Conference Call

The Company will report its fourth-quarter and full year fiscal 2006 results on March 6, 2006. In conjunction with the earnings release, investors are invited to listen to the earnings conference call to be broadcast live over the Internet at 4:30 PM Eastern time. In addition to a discussion of the Company’s fiscal year 2006 results, management will provide its outlook for fiscal year 2007 on the conference call. The earnings release will provide instructions on how to access the call.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 684 Jo-Ann Fabrics and Crafts traditional stores and 154 Jo-Ann superstores.